UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2022
Mettler Toledo International Inc
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2022, the Board of Directors of Mettler-Toledo International Inc. (the “Company”) announced it has appointed Ingrid Zhang as a director of the Company, effective February 1, 2023 and determined Ms. Zhang qualifies as an "independent director" for purposes of the New York Stock Exchange Listing Standards.

Ms. Zhang's compensation for her services as a director will be consistent with that of the Company's other independent directors, as described in the Company's annual proxy statement filed with the Securities Exchange Commission on March 15, 2022. There are no arrangements or understandings between Ms. Zhang and any other person pursuant to which Ms. Zhang was selected as a director, and there are no transactions in which Ms. Zhang has an interest requiring disclosure under Item 404(A) of Regulation S-K.

On November 7, 2022, the Company issued a press release announcing Ms. Zhang's appointment. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

In addition, on November 7, 2022, the Company also announced that Wah-Hui Chu will retire from the Board of Directors effective May 2023, as he will reach the mandatory retirement age under the Company's Director Retirement Policy.

The Board of Directors resolved to increase its size from nine people to ten people, effective February 1, 2023, until the next annual meeting of stockholders, at which stockholders will vote to elect nine directors and the size of the Board of Directors will again be fixed at nine people.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2022, the Board of Directors of the Company approved an amendment and restatement of the Amended and Restated By-Laws of the Company (as amended, the “Second Amended and Restated By-Laws”). The Second Amended and Restated By-Laws are effective as of November 3, 2022.

The principal revisions in the Second Amended and Restated By-Laws include (i) additional disclosure and procedural requirements for stockholders to submit nominations or stockholder proposals, including addressing matters related to Rule 14a-19 under the Securities and Exchange Act of 1934, as amended, (ii) modifications with respect to the conduct of stockholder meetings and the mechanisms for setting their date, time and place, (iii) the addition of certain procedural and disclosure requirements for proposed nominees, (iv) conforming changes concerning the list of stockholders and adjournment procedures to reflect recent amendments to the Delaware General Corporation Law and (v) various other updates, including ministerial and conforming changes such as changes in furtherance of gender neutrality.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the Second Amended and Restated By-Laws, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 7, 2022, issued by Mettler-Toledo International Inc.
3.1	Second Amended and Restated By-Laws of Mettler-Toledo International Inc. dated November 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

*Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: November 8, 2022	By:	/s/ Michelle M. Roe

Michelle M. Roe
General Counsel